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                                                                    EXHIBIT 99.1

                                                                    News Release
                                                       FOR RELEASE: May 17, 1999

Contact:      Jeffrey L. Chastain
              713 871 7551

TRANSOCEAN OFFSHORE INC. COMPLETE REORGANIZATION AS CAYMAN ISLANDS CORPORATION, BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND

         HOUSTON--Transocean Offshore Inc. (NYSE, OSE: RIG) said today that it has completed its previously announced reorganization and registered by way of continuation as a Cayman Islands corporation, effective Friday, May 14, 1999.

         Also, the Company announced that its board of directors has today declared a quarterly cash dividend of $0.03 per share for the Transocean Offshore Inc. common stock. The dividend is payable on June 18, 1999 to stockholders of record on June 4, 1999.

         Transocean Offshore Inc. is an international offshore drilling company engaged in contract drilling of oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. The Company also provides international turnkey, coiled tubing and integrated drilling services to customers worldwide.